UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2011
_____________________________________

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York     11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Standard Microsystems Corporation (“SMSC” or the” Company”), a Delaware corporation, filed a Current  Report on Form 8-K on  May 20, 2011,  describing  its  acquisition of BridgeCo, Inc., a Delaware corporation (“BridgeCo”). This Current Report on Form  8-K/A  amends the  previously  filed  Form 8-K to  include  the  financial information required by Item 9.01 of Form 8-K. This Current Report on Form 8-K/A contains  forward-looking   statements  that  involve  risks  and  uncertainties relating to this  transaction  and actual  results and  developments  may differ materially  from  those  described  in this  amended  Current  Report.  For more information  about the Company and risks  relating to  investing in the Company, please refer to information contained within the Company's annual report on Form 10-K for the fiscal year ended February 28, 2011.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 19, 2011, Standard Microsystems Corporation, a Delaware corporation, Comet Acquisition Corp., BridgeCo, and a wholly-owned subsidiary of SMSC (“Merger Sub”), and BCOA Nominees Limited, as Rights Holder Representative, entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub merged with and into BridgeCo (the “Merger”) with BridgeCo surviving as a wholly-owned subsidiary of SMSC.

The total consideration paid to former holders of BridgeCo equity in the Merger consists of an initial payment of $40 million less certain expenses paid by SMSC (the “Initial Consideration”), and an earnout (the “Earnout”) of up to $27.5 million, dependent on BridgeCo reaching certain revenue goals in calendar years 2011 and 2012 as set forth below:

Earnout Criteria and Payments

a.	Earnout payment equal to 50% of BridgeCo revenue from May 1, 2011 until December 31, 2011, up to a maximum payout of $5 million

b.	Earnout payment equal to 40% of BridgeCo revenue between $30 and $55 million in calendar year 2012, up to a maximum payout of $10 million

c.	Earnout payment equal to 50% of BridgeCo revenue between $55 million and $80 million in calendar year 2012, up to a maximum payout of $12.5 million

In addition, SMSC repaid approximately $1.4 million of BridgeCo debt outstanding at closing.  An escrow of $5 million of the Initial Consideration (the “Escrow”) was created at closing to reimburse SMSC and its affiliates for certain claims for which they are entitled to be indemnified pursuant to the terms of the Merger Agreement.  The term of the escrow is 18 months (the “Escrow Period”), after which any remaining amounts will be distributed to BridgeCo’s former equityholders if no claims are pending.  SMSC also has the right to set off 12.5% of any Earnout payments against any claims for which it is entitled to be indemnified.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The  audited  financial  statements  of BridgeCo as of December 31, 2010 and for the year then ended, the unaudited financial statements as of March 31, 2011 and 2010 and for the three month periods then ended, together with the accompanying Independent Auditors' Report, are set forth in Exhibit 99.1.

(b)  Unaudited Pro Forma Financial Information

The unaudited pro forma condensed  combined  financial  information for SMSC and
BridgeCo, for the periods reflected therein, is set forth in Exhibit 99.2.

(c)  Exhibits

23.1   Consent of Independent Auditors
99.1   Audited financial statements of BridgeCo, as of and for the years ended December 31, 2010, together with the accompanying Independent Auditors' Report, and the unaudited financial statements as of and for the three month periods then ended March 31, 2011 and 2010
99.2   Pro Forma Condensed Combined Financial Information for SMSC and BridgeCo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION
(Company)

Date: August 1, 2011	By: /s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description

23.1	Consent of Independent Auditors

99.1
Audited financial statements of BridgeCo., as of and for the year ended December 31, 2010, the unaudited financial statements as of and for the three month periods then ended March 31, 2011 and 2010, together with the accompanying Independent Auditors' Report

99.2	Pro Forma Condensed Combining Financial Information for SMSC and BridgeCo